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As filed with the Securities and Exchange Commission on February 20, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

UNITED ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0575839 (IRS Employer Identification No.)
21301 Burbank Boulevard, Woodland Hills, California 91367 (Address of principal executive offices) (Zip Code)

UNITED ONLINE, INC. 2001 STOCK INCENTIVE PLAN
UNITED ONLINE, INC. 2001 SUPPLEMENTAL STOCK INCENTIVE PLAN
UNITED ONLINE, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

MARK R. GOLDSTON
Chairman, President and Chief Executive Officer
United Online, Inc.
21301 Burbank Boulevard
Woodland Hills, California 91367
(Name and address of agent for service)
 (818) 287-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value, to be issued pursuant to the United Online, Inc. 2001 Stock Incentive Plan (3)	1,950,000 shares	$11.24(2)	$21,918,000(2)	$861.38
Common stock, $0.0001 par value, to be issued pursuant to the United Online, Inc. 2001 Supplemental Stock Incentive Plan (3)	214,200 shares	$11.24(2)	$2,407,608(2)	$94.62
Common stock, $0.0001 par value, to be issued pursuant to the United Online, Inc. 2001 Employee Stock Purchase Plan (3)	975,000 shares	$11.24(2)	$10,959,000(2)	$430.69

Total	3,139,200 shares		$35,284,608(2)	$1,386.69

(1)
Represents additional shares issuable under the United Online, Inc. 2001 Stock Incentive Plan, the United Online, Inc. 2001 Supplemental Stock Incentive Plan and the United Online, Inc. 2001 Employee Stock Purchase Plan (collectively, the "Plans") by reason of the automatic share increase provisions of each of the Plans. This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)
Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low selling prices per share of common stock of United Online on February 12, 2008, as reported on the Nasdaq Global Select Market.

(3)
Each share is accompanied by a preferred stock purchase right pursuant to the Rights Agreement by and between United Online, Inc. and U.S. Stock Transfer Corporation dated as of November 15, 2001, as amended on April 29, 2003.

PART II
Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference

        United Online, Inc. (the "Registrant" or "United Online") hereby incorporates by reference into this Registration Statement the following documents:

  (a)
  The Registrant's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission (the "Commission") on February 20, 2008 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  (b)
  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by its Annual Report referred to in (a) above;

  (c)
  The description of the Registrant's common stock, which is deemed registered under the Exchange Act pursuant to Rule 12g-3(c), as set forth in its final prospectus filed with the Commission on August 30, 2001 pursuant to Rule 424(b) of the Securities Act in connection with its Registration Statement on Form S-4 (Registration No. 333-63704); and

  (d)
  The Registrant's Registration Statement on Form 8-A (Registration No. 000-33367) filed with the Commission on November 23, 2001 (as amended on form 8-A/A filed with the Commission on May 1, 2003), in which there is set forth a description of the Registrant's Preferred Stock Purchase Rights.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

        Not Applicable.

Item 5.    Interests of Named Experts and Counsel

        Not Applicable.

Item 6.    Indemnification of Directors and Officers

        The Certificate of Incorporation of United Online limits, to the fullest extent permitted by law, the liability of its directors to United Online and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the United Online's directors the benefit of the Delaware General Corporation Law (the "Delaware Law"), which provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law, or (iv) any transaction from which the director derives an improper personal benefit.

        The Certificate of Incorporation and Bylaws of United Online requires indemnification of its directors and officers to the maximum extent permitted by Delaware Law. Section 145 of the Delaware Law authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonably incurred by him or her in connection therewith. If such a proceeding is brought by or on behalf of United Online, such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of United Online. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to United Online; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by United Online upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

        United Online has entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from United Online against certain liabilities arising from the discharge of their duties in such capacities.

        United Online maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to United Online and its stockholders.

Item 7.    Exemption from Registration Claimed

        Not Applicable.

Item 8.    Exhibits

Exhibit Number		Exhibit
4.1		Reference is made to the description of United Online's common stock contained in its final prospectus related to the Registration Statement No. 333-63704 on Form S-4, which is incorporated herein by reference pursuant to Item 3(c)
4.2		Reference is made to Registration Statement No. 000-33367 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d)
5		Opinion and consent of Morgan, Lewis & Bockius LLP
23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2		Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5
24		Power of Attorney. Reference is made to page II-4 of this Registration Statement
99.1	*	United Online, Inc. 2001 Stock Incentive Plan
99.2	*	United Online, Inc. 2001 Supplemental Stock Incentive Plan
99.3	**	United Online, Inc. 2001 Employee Stock Purchase Plan

*
Exhibits 99.1 and 99.2 are incorporated by reference to Exhibit 10.2 and 10.5, respectively, to the Registrant's Form 10-Q filed with the Commission on August 9, 2007.

**
Exhibit 99.3 is incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q filed with the Commission on May 3, 2004.

Item 9.    Undertakings

          A.    United Online hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by United Online pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plans.

          B.    United Online hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of United Online's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of United Online pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, United Online has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by United Online of expenses incurred or paid by a director, officer or controlling person of United Online in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, United Online will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, United Online certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on February 20, 2008.

UNITED ONLINE, INC.
By:	/s/ MARK R. GOLDSTON Mark R. Goldston Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Mark R. Goldston, Scott H. Ray and Frederic A. Randall, Jr. and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 20, 2008
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 20, 2008
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)	February 20, 2008

/s/ JAMES T. ARMSTRONG James T. Armstrong	Director	February 20, 2008
/s/ ROBERT BERGLASS Robert Berglass	Director	February 20, 2008
/s/ KENNETH L. COLEMAN Kenneth L. Coleman	Director	February 20, 2008
/s/ DENNIS HOLT Dennis Holt	Director	February 20, 2008
/s/ CAROL A. SCOTT Carol A. Scott	Director	February 20, 2008

EXHIBIT INDEX

Exhibit Number		Exhibit
4.1		Reference is made to the description of United Online's common stock contained in its final prospectus related to the Registration Statement No. 333-63704 on Form S-4, which is incorporated herein by reference pursuant to Item 3(c)
4.2		Reference is made to Registration Statement No. 000-33367 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d)
5		Opinion and consent of Morgan, Lewis & Bockius LLP
23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2		Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5
24		Power of Attorney. Reference is made to page II-4 of this Registration Statement
99.1	*	United Online, Inc. 2001 Stock Incentive Plan
99.2	*	United Online, Inc. 2001 Supplemental Stock Incentive Plan
99.3	**	United Online, Inc. 2001 Employee Stock Purchase Plan

*
Exhibits 99.1 and 99.2 are incorporated by reference to Exhibit 10.2 and 10.5, respectively, to the Registrant's Form 10-Q filed with the Commission on August 9, 2007.

**
Exhibit 99.3 is incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q filed with the Commission on May 3, 2004.

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PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX